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                                                               EXHIBIT 10.31

                             LOAN MODIFICATION AGREEMENT


     This Loan Modification Agreement is entered into as of April 1, 1998, by and between Faroudja Laboratories, Inc. ("Borrower") whose address is 750 Palomar Avenue, Sunnyvale, California 94086, and Silicon Valley Bank ("Lender") whose address is 3003 Tasman Drive, Santa Clara, California 95054.

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Lender, Borrower is indebted to Lender pursuant to, among other documents, a Promissory Note, dated April 5, 1997, in the original principal amount of One Million and 00/100 dollars ($1,000,000.00), as may be amended from time to time (the "Note"). The Note was modified pursuant to, among other documents, a Loan Modification Agreement dated June 6, 1997, pursuant to which, among other things, the principal amount of the Note was increased to Two Million and 00/100 Dollars ($2,000,000.00). The Note, together with other promissory notes from Borrower to Lender, is governed by the terms of a Business Loan Agreement, dated April 5, 1997, as such agreement may be amended from time to time, between Borrower and Lender (the "Loan Agreement"). Defined terms used but no otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to lender shall be referred to as the "Indebtedness."

2. DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the Indebtedness is secured by a Commercial Security Agreement, dated April 5, 1997. Additionally, repayment of the Indebtedness is guaranteed by Faroudja, Inc. (the "Guarantor") pursuant to a Commercial Guaranty (the "Guaranty"). The Guaranty is secured by a Commercial Security Agreement, dated April 5, 1997 (the "Guaranty Security Agreement"), executed by Guarantor. In addition, both Borrower and Guarantor have agreed not to further encumber any of their intellectual property, pursuant to two (2) Negative Pledge Agreements, each dated April 5, 1997.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents." Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents."

3.   DESCRIPTION OF CHANGE IN TERMS.

     A.   MODIFICATION(S) TO NOTE.

          1. Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on April 5, 1999. In addition, Borrower will pay regular monthly payments of accrued unpaid interest due as of each payment date, beginning May 5, 1998, and all subsequent interest payments are due on the same day of each month thereafter.

     B.   MODIFICATION(S) TO LOAN AGREEMENT.

          1. The paragraph entitled "Financial Statements" is hereby amended in its entirety to read as follows:

               Furnish Lender, within 5 days of filing, copies of all statements, reports and notices made available to Borrower's security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission, along with a Compliance Certificate executed by Borrower's chief financial officer, or other officer or person acceptable to Lender, certifying the representations and warranties set forth in this Agreement are true and correct as of the date of the certificate and further


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               certifying that, as of the date of the certificate, no Event of
               Default exists under this Agreement. All financial reports required to be provided under this Agreement shall be prepared in accordance with generally accepted accounting principles, applied on a consistent basis, and certified by Borrower as being true and correct.

          2. The paragraph entitled "Compliance Certificate" is hereby deleted.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that it has no defenses against the obligations to pay any amounts under the Indebtedness.

6. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Lender is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Lender's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement is no way shall obligate Lender to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Lender and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Lender in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

     (1) The Loan Modification Agreement is executed as of the date first written above.



BORROWER:                           LENDER:

FAROUDJA LABORATORIES, INC.         SILICON VALLEY BANK


By:/s/ Michael J. Moone             By:/s/ Fred Kreppel
   ------------------------            -----------------------
Name:  Michael J. Moone             Name:  Fred Kreppel
Title:  President and CEO           Title:  V.P.

The undersigned hereby consents to the modifications to the Indebtedness pursuant to this Loan Modification Agreement, hereby ratifies all the provisions of the Guaranty and Guaranty Security Agreement and confirms that all provisions of those documents are in full force and effect.


GUARANTOR/GRANTOR:

FAROUDJA, INC.


By:/s/ Michael J. Moone                      Date:     6/30/98
   ---------------------                           ----------------
Name:  Michael J. Moone
Title:  President and CEO


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